Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Amendment on Form S-1 (No. 333-235891) of our report dated October 2, 2019, with respect to the financial statements of Clip Interactive, LLC as of and for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

August 13, 2020

Denver, Colorado